UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

C 1234567890 IMPORTANT ANNUAL MEETING INFORMATION 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 2012 Annual Meeting Admission Ticket 2012 Annual Meeting of Stockholders Wednesday, May 9, 2012, 10:00 am (local time) Upon arrival, please present this admission ticket and photo identification at the registration desk. Vote by Internet Go to www.investorvote.com/bac Or scan the QR code with your smartphone Follow the steps outlined on the secure website Stockholder Meeting Notice 1234 5678 9012 345 Important 2012 Annual Notice Meeting Regarding of Stockholders the Availability to be of Proxy Held on Materials May 9, 2012 for the Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2012 annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2011 annual report to stockholders are available at: www.investorvote.com/bac Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/bac. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. C O Y 01F4TJ

Stockholder Meeting Notice

The 2012 Annual Meeting of Stockholders will be held on Wednesday, May 9, 2012, at 1 Bank of America Center (Auditorium), 150 North College Street, Charlotte, North Carolina at 10:00 a.m. (local time).

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote <u>FOR</u> all nominees and <u>FOR</u> Proposals 2 and 3:

1. Election of Directors.
   01 - Mukesh D. Ambani
   02 - Susan S. Bies
   03 - Frank P. Bramble, Sr.
   04 - Virgis W. Colbert
   05 - Charles K. Gifford
   06 - Charles O. Holliday, Jr.
   07 - Monica C. Lozano
   08 - Thomas J. May
   09 - Brian T. Moynihan
   10 - Donald E. Powell
   11 - Charles O. Rossotti
   12 - Robert W. Scully
2. An advisory (non-binding) "say on pay" vote to approve executive compensation.
3. Ratification of the appointment of the registered independent public accounting firm for 2012.

The Board of Directors recommends a vote <u>AGAINST</u> the following proposals:

4. Stockholder Proposal – Disclosure of Government Employment
5. Stockholder Proposal – Grassroots and Other Lobbying
6. Stockholder Proposal – Executives to Retain Significant Stock
7. Stockholder Proposal – Mortgage Servicing Operations
8. Stockholder Proposal – Prohibition on Political Spending

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Information about attending and voting at the Bank of America 2012 Annual Meeting of Stockholders

Attendance at the 2012 Annual Meeting of Stockholders is limited to stockholders or their legal proxies. Photo identification and proof of stock ownership or a legal proxy as of March 14, 2012, the record date, are required to be admitted to the meeting. Failure to bring the required documentation may delay your entry into or prevent you from being admitted to the meeting.

If you wish to vote in person at the 2012 Annual Meeting of Stockholders, you may either bring your proxy card or a legal proxy in your name provided by your broker, bank or other nominee or request a ballot at the meeting.

For more information about attending and voting at the 2012 Annual Meeting of Stockholders, please refer to the proxy statement.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.investorvote.com/bac.** Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Bank of America Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 27, 2012.

01F4TJ